EXHIBIT 10.3
AMENDMENT NO. 1
TO
WARRANT

THIS AMENDMENT NO. 1 TO WARRANT (this “Amendment”), effective as of March 31, 2011, is hereby executed by China Electric Vehicle Corporation (the “Holder”) and as consented to by ZAP (the “Company” and together with the Holder, the “Parties”) to that certain Warrant to Purchase Shares of Common Stock of ZAP (the “Warrant”) issued to Holder by the Company pursuant to that certain Senior Secured Convertible Note and Warrant Purchase Agreement entered into by the Parties, dated as of January 12, 2011 (the “Purchase Agreement”).  The Parties, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, here by agree as follows:

1.	The Warrant is hereby amended as follows:

a.	Subsections 6(d)(i), 6(d)(ii), 6(d)(iii), 6(d)(iv) and 6(d)(iv) of the Warrant are deleted in their entirety and Section 6(d) of the Warrant is amended and restated in its entirety to read as follows:

“General.  In the event that an event would result in an adjustment to the Exercise Price under more than one of Sections 6(a), 6(b) or 6(c), an adjustment shall be made under only such applicable paragraph that results in the lowest Exercise Price.”

b.	The definition of “Excluded Security” in Section 10 of the Warrant is deleted in its entirety.

2.	Except as amended hereby, all other provisions of the Warrant shall remain in full force and effect.

3.	This Amendment shall be binding upon and inure to the benefit of the Parties hereto, as well as each of their legal representatives, heirs, administrators, executors, successors and assigns.

4.
If any term, condition, or provision of this Amendment is invalid, illegal, or otherwise incapable of being enforced by any rule of law or public policy, all other terms, conditions, and provisions of this Amendment shall nevertheless remain in full force and effect.

5.
By its acceptance hereof, each of the Parties hereto hereby represents that it has the necessary power and authority or capacity to execute, deliver, and perform the undertakings contained in this Amendment, and that this Amendment constitutes a valid and binding obligation of such Party enforceable against it in Amendment with its terms.

6.
This Amendment may be executed in counterparts and by different parties on separate counterpart signature pages, each of which constitutes an original and all of which taken together constitute one and the same instrument.  Delivery of executed counterparts of this Amendment by fax or email shall be effective as an original.  This Amendment shall be governed by and interpreted in accordance with the provisions regarding rule of law set forth in the Purchase Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the Holder has executed this Amendment No. 1 to Warrant and the Company has consented, effective as of the date set forth above.

Holder

CHINA ELECTRIC VEHICLE CORPORATION,
a British Virgin Island company

By: CATHAYA CAPITAL, L.P.
Its Sole Stockholder

By: Cathaya Capital, G.P.
Its General Partner

By: Cathaya Capital Co., Ltd.
Its General Partner

By:   /s/ Priscilla Lu

Name: Priscilla Lu

Title: Director

CONSENT:

The Company hereby consents to this Amendment No. 1 to Warrant.

ZAP,
a California corporation

By:  /s/ Steven Schneider

Name:  Steven Schneider

Title:   Co-Chief Executive Officer